Kiromic Biopharma Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

HOUSTON, November 24, 2021 – Kiromic BioPharma, Inc. (NASDAQ: KRBP) (“Kiromic” or the “Company”), a clinical-stage fully integrated biotherapeutics company using its proprietary DIAMOND® artificial intelligence (AI) and big data mining platform to discover and develop cell and gene therapies with a therapeutic focus on immuno-oncology and other diseases, today announced that it received a written notice (the “Notice”) on November 18, 2021 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Form 10-Q”) in a timely manner.

As previously reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) on November 16, 2021, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense.

Nasdaq has informed the Company that, under Nasdaq rules, the Company has 60 calendar days to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the Filing’s due date of the Form 10-Q, or until May 16, 2022, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Notice has no immediate effect on the listing or trading of the Company’s securities.

The Company is working diligently to complete its Form 10-Q. The Company intends to file the Form 10-Q with the SEC as promptly as practicable.

About Kiromic BioPharma

Kiromic BioPharma, Inc. is a clinical-stage, fully integrated biotherapeutics company using its proprietary DIAMOND® artificial intelligence (AI) platform to discover and develop cell and gene therapies with a therapeutic focus on immuno-oncology and other diseases.  Kiromic is in the process of developing a multi-indication allogeneic CAR-T cell therapy that exploits the natural potency of Gamma Delta T-cells to target solid cancers.

From its heritage as a cancer vaccine development company, Kiromic is focused on discovering, developing, and commercializing novel immuno-oncology applications through its robust product pipeline. The pipeline development is leveraged through the Company’s proprietary target discovery engine called "DIAMOND." Kiromic's DIAMOND is where big data science meets target identification to dramatically compress the man-years and billions of drug development dollars required to develop a live drug. The Company maintains offices in Houston, Texas. To learn more, visit www.kiromic.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about the timing or outcome of the Nasdaq listing qualification deficiency process or the ability of the Company to successfully maintain its Nasdaq listing and the timing of the filing of the Form 10-Q.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” included in our Registration Statement on Form S-1 (file no. 333-257427), originally filed with the SEC on June 25, 2021, and elsewhere in this press release. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this report relate only to events or information as of the date on which the statements are made in this report. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Contact:

Linda Phelan Dyson, MPH
Global Head, Investor Relations
ldyson@kiromic.com
973-986-5973